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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) - May 6, 1997

                            Embassy Acquisition Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                     0-27836                    65-0643773
   (State or other juris-        (Commission File             (IRS Employer
diction of incorporation)             Number)               Identification No.)

                         1428 Brickell Avenue, Suite 105
                                  Miami, Florida          33131
                         -------------------------------  -----
               (Address or principal executive offices) (zip code)

       Registrant's telephone number, including area code: (305) 374-6700
                                                           --------------


                                      NONE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  Not Applicable


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  Not Applicable


ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  Not Applicable


ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not Applicable


ITEM 5.           OTHER EVENTS

                  On May 6, 1997, Embassy Acquisition Corp. (the "Company") entered into a letter of intent with Orthodontix, Inc., a Florida corporation ("Orthodontix"), regarding a business combination of the Company or its wholly-owned subsidiary and Orthodontix (the "Transaction").

                  The intended principal business activity of Orthodontix is providing practice management services to orthodontic practices. Orthodontix has conducted no operations to date other than in connection with its agreements in principle to acquire certain assets, assume certain liabilities, and provide long-term management services to certain orthodontic practices (the "Practices") in exchange for cash and shares of common stock of Orthodontix (the "Practice Acquisitions"). The Company was formed in November 1995 to effect a business combination with a business entity.

                  Under the terms of the letter of intent, upon the closing of the Transaction, each share, or right to receive a share, of common stock of Orthodontix (after giving effect to the closing of the Practice Acquisitions) would be converted into the right to receive one share, or right to receive a share, of common stock of the Company. Orthodontix has advised the Company that, at the closing of the Transaction, (i) the Practices will, in the aggregate, have generated gross revenue of no less than $20.0 million for the year ended December 31, 1996; and (ii) in connection with the Practice Acquisitions, Orthodontix shall deliver aggregate consideration of no more than $1.20 of value (consisting of up to 10% cash consideration and the remainder consideration in stock, which stock will be valued at the average of the closing bid and ask price of the Common Stock of the Company for the 15 trading days immediately preceding the closing of the Practice Acquisitions) for each $1.00 of gross revenue generated by each of the Practices for the year ended December 31, 1996. Based upon the price per share of the common stock of the Company as of May 6, 1997, at the closing of the Practice Acquisitions (assuming the Practice Acquisitions represent orthodontic practices totaling $20 million of revenue) and the Transaction, the Company would be obligated to issue approximately 2.8 million shares of Common Stock and expend up to approximately $2.5 million in consideration for the Transaction. The Company currently has outstanding 2,540,000 shares of Common Stock and warrants entitling the holder to purchase an additional 120,000 shares of Common Stock. The Transaction is contemplated to be tax-free to the Company and its shareholders. Upon effectiveness of the Transaction, the Company would change its name to "Orthodontix, Inc.," Stephen
                  J. Dresnick, M.D., President and Chief Executive Officer of Sterling Healthcare Group, Inc. and Vice Chairman of the Board of FPA Medical Management, Inc., would become Chairman of the Board of Directors of the surviving entity of the Transaction, three of the members of that Board of Directors would be appointed by Orthodontix and two of the members of that Board of Directors would be appointed by the Company.



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                  The closing of the Transaction is subject to, among other
                  conditions, the execution of a definitive agreement by 5:00 p.m., EST on August 30, 1997 (unless that date is extended by mutual agreement of the parties), approval of the Transaction by the shareholders of the Company, Orthodontix, and each of the Practices, certain regulatory and third party approvals and consents, and the closing, simultaneously with the closing of the Transaction, of the Practice Acquisitions. There can be no assurance that the proposed Transaction will be consummated on these or any other terms.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Not Applicable


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial statements of businesses acquired

                           None

                  (b)      Pro forma financial information

                           None

                  (c)      Exhibits



                           99.1   Press release dated May 6, 1997


ITEM 8.           CHANGE IN FISCAL YEAR

                  Not Applicable


ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                  Not Applicable




                      [THIS SPACE INTENTIONALLY LEFT BLANK]




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EMBASSY ACQUISITION CORP.
                                          (Registrant)



Dated: May 6, 1997                        By: /s/  Glenn L. Halpryn
                                              ---------------------------
                                              Glenn L. Halpryn, President